Exhibit 10.26

AMENDMENT 3 TO PORTAL/LOS LINK AGREEMENT

Ellie Mae and CoreLogic Information Solutions, Inc.

THIS AMENDMENT 3 (“Amendment 3”) is made this January 25, 2011 (the “Amendment 3 Effective Date”) by and between Ellie Mae, Inc., a Delaware corporation (“Ellie Mae”) and CoreLogic Information Solutions, Inc., f/k/a First American CoreLogic, Inc., a Delaware corporation as successor-in-interest to First American Real Estate Solutions, L.P. (“CoreLogic”), and amends the January 1, 2007 Portal/LOS Link Agreement (“Portal Agreement”) between Ellie Mae, on one hand, and CoreLogic Real Estate Solutions, LLC, f/k/a First AmericanReal Estate Solutions LLC, a California limited liability company, CoreLogic Valuation Services, LLC as successor-in-interest to eAppraiseIT LLC, a Delaware limited liability company, CoreLogic Credco, LLC f/k/a First Advantage Credco, LLC, a Delaware limited liability company, CoreLogic Flood Services, LLC f/k/a First American Flood Hazard Certification LLC, a Delaware limited liability company, and CoreLogic Tax Services, LLC f/k/a First American Real Estate Tax Service, LLC, a Delaware limited liability company, on the other hand.

WITNESSETH

WHEREAS, Ellie Mae and CoreLogic have agreed to add certain additional Linked Services to be made available to End Users via the Ellie Mae Platform pursuant to the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Pursuant to Section 1.3 (Costs of Development, Testing, Implementation, Changes & Updates) of the Agreement, the parties agree on the following integration fees for integrating CoreLogic’s Fraud Analytic products/services within the Ellie Mae Platform: CoreLogic shall be responsible for paying Ellie Mae to integrate the Fraud Analytic products/services with and into the Ellie Mae Platform. For all integration expenses contemplated herein, the parties agree that the per-person hourly rate shall not exceed one hundred dollars ($100.00).

2.	Section 2.6.3 (Ellie Mae’s Customer List) of the Agreement shall be amended as follows, only with respect to the marketing and customer list obligations between CoreLogic and Ellie Mae:

Upon execution of this Amendment 3, Ellie Mae shall provide CoreLogic the then current customer list as described herein. Within ten (10) business days after the first business day of each calendar quarter thereafter, Ellie Mae shall provide to CoreLogic a true, correct and complete copy of its then current customer list for those accounts that are not ordering competitive products to any of CoreLogic’s Fraud Analytics and Valuation Models (AVMs) suite of products through the ePASS Network (“Marketing List”). Such list shall contain the name of the companies, their main contacts, their addresses, their phone listings and their email addresses. CoreLogic shall use this Ellie Mae Marketing List for the sole purpose of joint marketing with Ellie Mae in order to increase transactions through the ePASS Network; provided that, such lists are deemed to be Ellie Mae Confidential Information and CoreLogic is obligated to maintain their confidentiality pursuant to the terms set forth in Section 8 of the Agreement. It is within Ellie Mae’s sole discretion whether or not to continue to provide such Marketing Lists to CoreLogic; provided, however, that if Ellie Mae decides to cease provision of such lists, Ellie Mae shall provide advance written notice to CoreLogic.

3.	Section 5.1.2 of the Agreement shall be amended as follows, only with respect to CoreLogic’s financial reporting obligations with Ellie Mae:

Notwithstanding anything to the contrary under this Section, CoreLogic’s financial reporting obligations to Ellie Mae shall be as follows: Within thirty (30) days following the end of each month, CoreLogic shall provide Ellie Mae with a transaction report that shall include the following information: customer number, order number and GL description for all applicable Linked Services provided via the ePASS Network. Ellie Mae shall generate one invoice based on such transaction report and submit it to CoreLogic at the address below for payment and processing. CoreLogic shall then pay Ellie Mae the Transaction Fees on a monthly basis within sixty (60) days following the date of invoice.

CoreLogic Information Solutions, Inc.

4 First American Way

Santa Ana, CA 92707

Attn: Revenue Accounting

4.	Schedule A, Section III (Linked Services) of the Agreement shall be amended to include the following:

CoreLogic:

11. LoanSafe Fraud Manager

5.	Schedule A, Section V (Transaction Fees) of the Agreement shall be amended to include the following:

Product	Transaction Fee

LoanSafe Fraud Manager	Seven percent (7%) of the fee collected by CoreLogic from End User orders generated via the Ellie Mae Platform, provided Ellie Mae continues to provide CoreLogic with the Ellie Mae Marketing List (as defined per this Amendment 3 to the Agreement). Should Ellie Mae fail to do so, the Transaction Fee shall become six percent (6%), effective upon the date in which CoreLogic receives written notice of Ellie Mae’s election to discontinue providing the Ellie Mae Marketing List to CoreLogic.

6.	A signature on a copy of this Amendment received by either party by facsimile or portable document format (PDF) is binding upon the other party as an original. The parties shall treat a photocopy of such facsimile as a duplicate original.

7.	All of the terms and conditions in the Agreement not amended herein shall remain in full force and effect. This Amendment and the Agreement may only be modified by the written consent of the parties.

IN WITNESS WHEREOF, the Parties each have caused this Amendment 3 to be signed and delivered by its duly authorized representative.

Ellie Mae, Inc.	CoreLogic Real Estate Solutions, LLC

/s/ Jonathan Corr	/s/ George Livermore
Signature	Signature
Jonathan Corr	George Livermore
Name	Name
EVP, CSO	Executive VP
Title	Title

CoreLogic Information Solutions, Inc.	CoreLogic Flood Services, LLC

/s/ George Livermore	/s/ Vicki Chenault
Signature	Signature
President & Ceo	Vicki Chenault
Name	Name
George Livermore	SVP
Title	Title

CoreLogic Tax Services, LLC	CoreLogic Credco, LLC

/s/ Vicki Chenault	/s/ Ronald W. Glaser
Signature	Signature
Vicki Chenault	Ronald W. Glaser
Name	Name
SVP	VP
Title	Title

CoreLogic Valuation Services, LLC

/s/ Scott A. Brinkley
Signature
Scott A. Brinkley
Name
SVP
Title